Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Non-Qualified Stock Option Inducement Awards of Avalo Therapeutics, Inc. of our report dated March 29, 2024, with respect to the consolidated financial statements of Avalo Therapeutics, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tysons, Virginia
November 7, 2024